                                                              EXHIBIT 23.1

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our report dated January 29, 1998, accompanying the consolidated financial statements and schedules of Happy Kids Inc. and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

/s/ Grant Thornton LLP

New York, New York

March 30, 1998